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                                                                    Exhibit 3.1

                                    FORM OF
                           SECOND AMENDED AND RESTATED

                                   CERTIFICATE

                                       OF

                                INCORPORATION OF

                       THE PROVIDENCE SERVICE CORPORATION

     FIRST:   Name. The name of the corporation is "The Providence Service
Corporation."

     SECOND: Registered Office and Agent. The address of the Corporation's registered office in the State of Delaware is: 1209 Orange Street, City of Wilmington, County of New Castle. The name of its registered agent at such address is: The Corporation Trust Company.

     THIRD:   Purpose. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (as amended from time to time, the "Delaware General Corporation Law").

     FOURTH:  Term. The term for which the Corporation is to exist is perpetual.

     FIFTH:   Authorized Capital Stock. The Corporation shall have the authority to issue an aggregate of 50,000,000 shares of capital stock which shall be divided into 40,000,000 shares of common stock, par value $0.001 per share, as more fully described in Section FIFTH (a) below ("Common Stock"), and 10,000,000 shares of preferred stock, par value $0.001 per share, as more fully described in Section FIFTH (b) below ("Preferred Stock").

          (a) Common Stock. Each holder of record of Common Stock shall have the right to one vote for each share of Common Stock registered in their name on the books of the Corporation on all matters submitted to a vote of stockholders except as the right to exercise such vote may be limited by the provisions of this Certificate of Incorporation or of any class or series of Preferred Stock established hereunder. The holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors from time to time, provided that required dividends, if any, on the Preferred Stock have been paid or provided for. In the event of the liquidation, dissolution, or winding up, whether voluntary or involuntary of the Corporation, the assets and funds of the Corporation available for distribution to stockholders, and remaining after the payment to holders of Preferred Stock of the amounts (if any) to which they are entitled, shall be divided and paid to the holders of the Common Stock according to their respective shares.

          (b) Preferred Stock. The shares of Preferred Stock may be divided and issued from time to time in one or more classes and/or series within any class or classes as may be determined by the Board of Directors of the Corporation, each such class or series to be distinctly designated and to consist of the number of shares determined by the Board of Directors. The Board of Directors of the Corporation is hereby expressly vested with authority

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          (c)   to adopt resolutions with respect to any unissued and/or
treasury shares of Preferred Stock to issue the shares, to fix or change the number of shares constituting any class or series, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions, if any, of Preferred Stock, and each class or series thereof, in each case without approval of the stockholders. The authority of the Board of Directors with respect to each class or series of Preferred Stock shall include, without limiting the generality of the foregoing, the determination of the following:

                (1) The number of shares constituting that class or series and the distinctive designation of that class or series;

                (2) The dividend rate on the shares of that class or series, whether dividends shall be cumulative, and, if so, from which date or dates;

                (3) Whether that class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

                (4) Whether that class or series shall have conversion privileges (including rights to convert such class or series into the capital stock of the Corporation or any other entity) and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                (5) Whether or not shares of that class or series shall be redeemable and whether or not the Corporation or the holder (or both) may exercise the redemption right, including the terms of redemption (including any sinking fund provisions), the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions;

                (6) The rights of the shares of that class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                (7) Any other relative rights, preferences and limitations of that class or series as may be permitted or required by law.

          The number of shares, voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions, if any, of any class or series of Preferred Stock which may be designated by the Board of Directors may differ from those of any and all other class or series at any time outstanding.

     SIXTH:   Directors. The number of Directors shall consist of not less than five (5) and not more than eleven (11) directors. The number of directors to be elected, subject to the foregoing limits, shall be determined by resolution of the Board of Directors.

     The Board of Directors shall be divided into three classes (Class 1, Class 2 and Class 3), as nearly equal in number as the then total number of directors constituting the whole Board permits. The directors shall serve staggered three-year terms with the term of office of one class expiring each year. In order to commence such staggered three-year terms, at the annual meeting

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   of shareholders in 2003, directors in Class 1 shall be elected to hold office for a one-year term; directors in Class 2 shall be elected to hold office for a two-year term; and directors in Class 3 shall be elected to hold office for a three-year term.

     At each annual meeting after the annual meeting in 2003, elections shall be held to elect directors to replace those whose terms have expired. The term of office for all directors elected at each annual meeting held after 2003 shall be three years from the date of their election. All directors shall continue in office after the expiration of their terms until their successors are elected or appointed and have qualified, except in the event of earlier resignation, removal or disqualification.

     A director may be removed from office at any time only for cause by the affirmative vote of the holders of at least a majority of the voting power of all the then outstanding shares of capital stock of the Corporation entitled to vote at any annual or regular election of directors voting together as a single class. "Cause" shall mean willful and continuous failure of a director to substantially perform such director's duties to the Corporation or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the Corporation.

     SEVENTH: Limitation of Liability. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duties as a director.

     EIGHTH:  Indemnification.

          (a) Mandatory Indemnification. The Corporation shall, to the fullest extent permitted by applicable law, indemnify its directors and officers who were or are a party or are threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not such action, suit or proceeding arises or arose by or in the right of the Corporation or other entity) by reason of the fact that such director or officer is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, general partner, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), against expenses (including, but not limited to, attorneys fees and costs), judgments, fines (including excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement actually and reasonably incurred by such director or officer in connection with such action, suit or proceeding, except as otherwise provided in Section (c) hereof. A director or officer of the Corporation entitled to indemnification under this Section (a) is hereafter called a "covered person."

          (b) Expenses. Expenses incurred by a covered person in defending a threatened, pending or completed civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation, except as otherwise provided in Section (c).

          (c) Exceptions. No indemnification under Section (a) or advancement or reimbursement of expenses under Section (b) shall be provided to a covered person (i) with

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respect to expenses or the payment of profits arising from the purchase or sale of securities of the Corporation in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended; (ii) if a final unappealable judgment or award establishes that such director or officer engaged in intentional misconduct or a transaction from which the member, director or officer derived an improper personal benefit; (iii) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, and amounts paid in settlement) which have been paid directly to, or for the benefit of, such person by an insurance carrier under a policy of officers' and directors' liability insurance paid for or maintained by the Corporation or other person or entity; or (iv) for amounts paid in settlement of any threatened, pending or completed action, suit or proceeding without the written consent of the Corporation, which written consent shall not be unreasonably withheld. The Board of Directors of the Corporation is hereby authorized, at any time by resolution and without stockholder approval, to add to the above list of exceptions from the right of indemnification under Section EIGHTH (a) or advancement or reimbursement of expenses under Section EIGHTH (b), but any such additional exception shall not apply with respect to any event, act or omission which has occurred prior to the date that the Board of Directors in fact adopts such resolution. Any such additional exception may, at any time after its adoption, be amended, supplemented, waived or terminated by further resolution of the Board of Directors of the Corporation.

          (d) Continuation of Rights. The indemnification and advancement or reimbursement of expenses provided by, or granted pursuant to, this Section EIGHTH shall continue as to a person who has ceased to be a director or officer of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such person.

          (e)   General Provisions.

                (i) The term "to the fullest extent permitted by applicable law", as used in this Section EIGHTH, shall mean the maximum extent permitted by public policy, common law or statute. Any covered person may, to the fullest extent permitted by applicable law, elect to have the right to indemnification or to advancement or reimbursement of expenses, interpreted, at such covered person's option, (A) on the basis of the applicable law on the date this Section EIGHTH was approved by the stockholders, or (B) on the basis of the applicable law in effect at the time of the occurrence of the event, act or omission giving rise to the action, suit or proceeding, or (C) on the basis of the applicable law in effect at the time indemnification is sought.

                (ii) The right of a covered person to be indemnified or to receive an advancement or reimbursement of expenses pursuant to Section EIGHTH:
(A) may also be enforced as a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and such person, (B) to the fullest extent permitted by applicable law, is intended to be retroactive and shall be available with respect to events, acts or omissions occurring prior to the adoption hereof, and (C) shall continue to exist after the rescission or restrictive modification (as determined by such covered person) of this Section EIGHTH with respect to events, acts or omissions occurring before such rescission or restrictive modification is adopted.

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                (iii) If a request for indemnification or for the advancement or reimbursement of expenses pursuant hereto is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation together with all supporting information reasonably requested by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim (plus interest at the prime rate announced from time to time by the Corporation's primary lender) and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses (including, but not limited to, attorney's fees and costs) of prosecuting such claim. Neither the failure of the Corporation (including its Board of Directors or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of or the advancement or reimbursement of expenses to the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors or independent legal counsel) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

                (iv) The indemnification and advancement or reimbursement of expenses provided by, or granted pursuant to, this Section EIGHTH shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement or reimbursement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

                (v) Nothing contained in this Section EIGHTH shall be construed to limit the rights and powers the Corporation possesses under applicable provisions of the Delaware General Business Corporation Law, or otherwise, including, but not limited to, the powers to purchase and maintain insurance, create funds to secure or insure its indemnification obligations, and any other rights or powers the Corporation may otherwise have under applicable law.

                (vi) The provisions of this Section EIGHTH may, at any time (and whether before or after there is any basis for a claim for indemnification or for the advancement or reimbursement of expenses pursuant hereto), be amended, supplemented, waived or terminated, in whole or in part, with respect to any covered person covered by a written agreement signed by the Corporation and such person.

                (vii) The Corporation shall have the right to appoint the attorney for a covered person, provided such appointment is not unreasonable under the circumstances.

          (f) Optional Indemnification. The Corporation may, to the fullest extent permitted by applicable law, indemnify, and advance or reimburse expenses for, persons in all situations other than that covered by this Section EIGHTH subject to the unanimous consent of the Board of Directors.

     NINTH:   Amendments to Certificate of Incorporation. The Corporation
reserves the right at any time and from time to amend, alter, change or repeal any of the provisions contained in this Certificate of Incorporation; and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner now or hereafter prescribed

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by law; and all rights, preferences and privileges of whatsoever nature conferred upon the stockholders, directors or any other person whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the provisions of this Section NINTH and this reservation.

     TENTH:   Amendments to Bylaws. Subject to the provisions of this
Certificate of Incorporation and the provisions of the Delaware General Corporation Law, the power to amend, alter or repeal the bylaws of the Corporation may be exercised by the Board of Directors. Any amendment to, or repeal of, any provision of the Bylaws of the Corporation which has not previously received the approval of the Board of Directors shall require for adoption the affirmative vote of the holders of at least a majority of the voting power of all the then outstanding shares of capital stock of the Corporation entitled to vote at any duly convened annual or special meeting of the stockholders, voting together in as a single class, in addition to any other approval which is required by law, the Certificate of Incorporation of the Corporation, the Bylaws of the Corporation, or otherwise.